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                                                                 Exhibit 10.3(b)

                           KANBAY INTERNATIONAL, INC.
                       OUTSIDE DIRECTORS COMPENSATION PLAN

ARTICLE 1.     ESTABLISHMENT, OBJECTIVES AND DURATION

        1.1 ESTABLISHMENT OF THE PLAN. Kanbay International, Inc. hereby establishes a compensation plan for non-employee directors to be known as the "Kanbay International, Inc. Outside Directors Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan will become effective as of _____ __, 2004 (the "Effective Date") and will remain in effect as provided in Section 6.1 hereof.

        1.2 PLAN OBJECTIVES. The objectives of the Plan are to give the Company an advantage in attracting and retaining Directors and to link the interests of Outside Directors to those of the Company's stockholders.

ARTICLE 2.     DEFINITIONS

        Whenever used in the Plan, the following terms will have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

        2.1 "AFFILIATES" means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company.

        2.2 "ANNUAL RETAINER" means the retainer fee established by the Board in accordance with Section 5.1 and paid to an Outside Director for services performed as a member of the Board of Directors for a Plan Year.

        2.3 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

        2.4 "COMPANY" means Kanbay International, Inc., a Delaware corporation, and any successor thereto as provided in Section 6.3.

        2.5 "DIRECTOR" means any individual who is a member of the Board of Directors.

        2.6    "EFFECTIVE DATE" has the meaning ascribed to such term in
Section 1.1.

        2.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        2.8    "INSTALLMENT PAYMENT" has the meaning ascribed to such term in
Section 5.1.

        2.9 "MEETING FEE" means the fee established by the Board in accordance with Section 5.2 and paid to an Outside Director for attendance at any meeting of (a) the Board of Directors or (b) any committee of the Board.

        2.10 "OUTSIDE DIRECTOR" means a Director who, at the time in question, is not an employee of the Company or any of its Affiliates.

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        2.11   "PLAN YEAR" means the twelve month period beginning on January 1 and ending on the next following December 31.

ARTICLE 3.     ADMINISTRATION

        3.1 THE BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors. The Board of Directors will act by a majority of its members at the time in office and eligible to vote on any particular matter, and may act either by a vote at a meeting or in writing without a meeting.

        3.2 AUTHORITY OF THE BOARD OF DIRECTORS. Except as limited by law and subject to the provisions herein, the Board of Directors has full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and amend the terms and conditions of the Plan. Further, the Board of Directors will make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Board of Directors may delegate some or all of its authority under this Plan.

        3.3 DECISIONS BINDING. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company, its stockholders, all Affiliates, Outside Directors and their estates, beneficiaries and assigns.

ARTICLE 4.     ELIGIBILITY

        Each Outside Director of the Board during a Plan Year will participate in the Plan for that year.

ARTICLE 5.     COMPENSATION

        5.1 ANNUAL RETAINER. Each Outside Director will be entitled to receive an Annual Retainer in the amount determined from time to time by the Board. Until changed by resolution of the Board of Directors, the Annual Retainer will be $15,000 for each Outside Director who chairs a committee of the Board and $10,000 for each Outside Director who does not chair a committee of the Board.

        The Annual Retainer will be paid in four equal cash installments (the "Installment Payments") as of the [FIRST BUSINESS DAY] of each calendar quarter to each Outside Director on that date. Each Installment Payment to an Outside Director will equal the quotient of the Outside Director's Annual Retainer divided by four. Any Outside Director who first becomes an Outside Director during a calendar quarter will be entitled to an Installment Payment for that calendar quarter unless, immediately before becoming an Outside Director, he or she was a Director who was an employee of the Company or any of its Affiliates.

        5.2 MEETING FEE. Each Outside Director will be entitled to receive a Meeting Fee, in the amount determined from time to time by the Board, for each meeting he or she attends (including telephonic meetings, but excluding execution of unanimous written consents) of the Board of Directors or a committee of the Board. Until changed by resolution by the Board of Directors, the Meeting Fees will be as follows:

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
                                      MEETING                                          MEETING FEE
          --------------------------------------------------------------------------------------------
          (a)  Board meeting                                                              $2,000

          (b)  Committee meeting attended in person (except as provided
          in (c) and (d) below)                                                           $1,000

          (c)  Committee meeting that occurs on same day as Board meeting                  $500

          (d)  Two or more committee meetings attended in person on the same day    $500 (per meeting)

          (e)  Telephonic committee meeting that lasts for four hours or more             $1,000

          (f)  Telephonic committee meeting that lasts for less than four hours            $500

        The Meeting Fee will be paid in quarterly cash payments for the meetings, if any, attended during the previous quarter.

        5.3 DEFERRAL OF RETAINER AND FEES. The Company may offer each Outside Director the opportunity to defer all or any portion of his or her Retainer and/or Meeting Fees under a separate plan document.

        5.4 STOCK PLAN. The Company may award options to purchase Company stock, or make other stock-based awards, to each Outside Director according to the terms of the Kanbay International, Inc. Stock Incentive Plan (the "Stock Plan").

ARTICLE 6.     MISCELLANEOUS

        6.1 MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

        6.2 INDEMNIFICATION. The Company will indemnify each Outside Director in accordance with the Company's Bylaws and a separate Indemnification Agreement.

        6.3 SUCCESSORS. All obligations of the Company under the Plan with respect to a given Plan Year will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

        6.4 RESERVATION OF RIGHTS. Nothing in this Plan will be construed to limit in any way the Board's right to remove an Outside Director from the Board of Directors.

ARTICLE 7.     LEGAL CONSTRUCTION

        7.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein will include the feminine, the plural will include the singular and the singular will include the plural.

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        7.2    SEVERABILITY. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

        7.3 REQUIREMENTS OF LAW. The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required.

        7.4 SECURITIES LAW COMPLIANCE. To the extent any provision of the Plan or action by the Board would subject any Outside Director to liability under Section 16(b) of the Exchange Act, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

        7.5 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made to an Outside Director by the Company, nothing contained herein will give any rights to an Outside Director that are greater than those of a general creditor of the Company.

        7.6 GOVERNING LAW. The Plan will be construed in accordance with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.

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